Exhibit 99.1

UNWIRED PLANET ANNOUNCES ANNUAL MEETING OF STOCKHOLDERS

RENO, NV – August 5, 2015 – Unwired Planet, Inc. (NASDAQ: UPIP) today announced that its annual meeting of shareholders will take place on December 4, 2015. Shareholders of record as of the close of business on October 6, 2015, the record date for the meeting, will be entitled to vote at the meeting.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of over 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release. For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Contacts:

Investor Relations

Mike Bishop, The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968